Exhibit 99.1

RE: NN, Inc.
6210 Ardrey Kell Road
Charlotte, NC 28277

FOR FURTHER INFORMATION:

AT THE COMPANY	AT ABERNATHY MACGREGOR
Paul Taylor	Claire Walsh
Vice President Marketing & Investor Relations	(General info)
(980) 264-4313	212-371-5999

FOR IMMEDIATE RELEASE

September 13, 2018

NN, INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

Charlotte, North Carolina, September 13, 2018 – NN, Inc., (Nasdaq: NNBR) (“NN” or “the Company”) a diversified industrial company, today announced the pricing of an underwritten public offering of 12,500,000 shares of its common stock at a price of $16.00 per share. NN has granted the underwriters a 30-day option to purchase up to an additional 1,875,000 shares of common stock. Closing of the offering is expected to occur on September 18, 2018.

The net proceeds to NN from the offering, after deducting underwriting discounts and estimated offering expenses, are expected to be approximately $188,500,000 (or approximately $216,925,000 if the underwriters exercise their option to purchase additional shares of common stock in full). NN intends to use the net proceeds from the offering to repay all or a portion of the $200,000,000 second lien secured credit facility incurred in connection with the acquisition of Paragon Medical, Inc. and the remaining net proceeds, if any, for general corporate purposes.

J.P. Morgan Securities LLC is acting as sole active book-running manager and as representative of the underwriters for the offering. Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of NN before investing. A preliminary prospectus supplement dated September 10, 2018 and accompanying prospectus dated April 19, 2017 relating to the offering have been filed with the U.S. Securities Exchange Commission (the “SEC”). The shares are being offered pursuant to an effective shelf registration statement filed on Form S-3 with the SEC (File No. 333-216737). To obtain a copy of the preliminary prospectus supplement dated September 10, 2018 and the final prospectus supplement (when available) for this offering, please contact J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204 or e-mail prospectus-eq_fi@jpmchase.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 51 facilities in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with the Securities and Exchange Commission including the preliminary prospectus supplement and the final prospectus supplement (when available). The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.